UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 6, 2025 (May 5, 2025)

i3 Verticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38532	82-4052852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Burton Hills Blvd., Suite 415 Nashville, TN		37215
(Address of principal executive offices)		(Zip Code)
(615) 465-4487
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 Par Value	IIIV	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On May 5, 2025, i3 Verticals, LLC (“i3 LLC”), a Delaware limited liability company which is a subsidiary of i3 Verticals, Inc. (“i3 Verticals” or the “Company”), and i3 Healthcare Solutions, LLC, a wholly-owned subsidiary of i3 LLC (“Seller,” and collectively with i3 LLC, the “Seller Parties”), completed the sale of the equity interests of certain wholly-owned subsidiaries of the Seller (the “Acquired Entities”) which own and operate i3 Verticals’ healthcare revenue cycle management business, including its associated proprietary technology (the “RCM Business”), to Infinx, Inc. (“Buyer”), a Texas corporation, pursuant to the terms of that certain Securities Purchase Agreement dated as of May 5, 2025, by and among Buyer and the Seller Parties (the “Purchase Agreement;” the transactions contemplated by the Purchase Agreement, the “Transactions”). In addition, immediately prior to the sale of the equity interests of the Acquired Entities pursuant to the Purchase Agreement, i3 LLC and certain of its subsidiaries contributed and/or assigned certain assets and certain liabilities related to the RCM Business to the Acquired Entities.
The purchase price payable by Buyer to Seller for the equity interests of the Acquired Entities was $96 million, paid in cash at closing, subject to post-closing net working capital and other purchase price adjustments as provided in the Purchase Agreement. The Purchase Agreement contains various representations, warranties and covenants made by the parties. The Purchase Agreement also provides for indemnification in favor of the parties with respect to certain matters specified in the Purchase Agreement.
At the closing, the parties and/or their affiliates entered into certain ancillary agreements, including (i) a transition services agreement, pursuant to which, among other things, the Seller Parties and/or affiliates thereof will provide certain information technology and operational transition services to Buyer for a period of time after the closing, (ii) an employee lease agreement, pursuant to which an affiliate of the Seller Parties will lease employees of the RCM Business to Buyer for a period of time after the closing, and (iii) a restrictive covenant agreement, pursuant to which the Seller Parties and certain affiliates thereof will be bound by certain non-competition, business relation and employee non-solicitation and non-disparagement covenants with a term ending on the fifth anniversary of the closing, subject to certain limitations, as provided therein.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, the Purchase Agreement is not intended to modify or supplement any factual disclosures about the Company in its reports filed with the Securities and Exchange Commission and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company, the Seller Parties or the RCM Business. In particular, the representations, warranties, and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement (except with respect to the rights of specific third-party beneficiaries enumerated in the Purchase Agreement), have been qualified in the Purchase Agreement by confidential disclosure schedules (which disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreement), are subject to limitations and contractual risk allocation mechanisms agreed upon by the parties to the Purchase Agreement, may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts, and may be subject to standards of materiality that differ from what an investor may view as material, and thus should not be relied upon as necessarily reflecting the actual state of facts or conditions. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties.
Second Amendment to Credit Agreement
On May 5, 2025, i3 LLC entered into that certain Second Amendment to Credit Agreement (the “Amendment”), which amends that certain Credit Agreement dated as of May 8, 2023, as amended (the “Existing Credit Agreement”), with the guarantors and the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
The Amendment provides for certain amendments to the Existing Credit Agreement, including amendments to permit and accommodate the execution of the Purchase Agreement and the consummation of the Transactions. The Amendment also permanently reduces the aggregate lender commitments under the Company’s revolving line of credit from $450 million to $400 million.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, that involve risk and uncertainties. These forward-looking statements are based on the Company’s current beliefs, understandings and expectations. These forward-looking statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include risks associated with the Company’s ability to execute on its strategy and achieve its goals and other expectations after completion of the Transactions and risks related to the ancillary agreements entered into at the closing as noted above, including the transition services agreement, the employee lease agreement, and the restrictive covenant agreement, as well as the risks set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the Securities and Exchange Commission (the “SEC”) on November 25, 2024, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2024, filed with the SEC on February 7, 2025, and the Company’s other filings with the SEC. Any forward-looking statement made by the Company in this Current Report on Form 8-K speaks only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
Item 7.01. Regulation FD Disclosure.
On May 6, 2025, the Company issued a press release announcing the entry into the Purchase Agreement and the completion of the Transactions.
Revenues for the RCM Business that was sold represented approximately 83% of our Healthcare Segment revenues for the calendar year 2024.

A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. This information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1*	Securities Purchase Agreement, dated as of May 5, 2025, by and among i3 Verticals, LLC, i3 Healthcare Solutions, LLC and Infinx, Inc.
10.1*	Second Amendment to Credit Agreement, dated as of May 5, 2025, by and among i3 Verticals, LLC, the guarantors and lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent
99.1	Press Release issued by i3 Verticals, Inc., dated May 6, 2025
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).
* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. i3 Verticals agrees to furnish, on a supplemental basis, a copy of such omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 6, 2025

i3 VERTICALS, INC.

By:	/s/ Geoff Smith
Name:	Geoff Smith
Title:	Chief Financial Officer